UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2020
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FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

404-888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 8.01. Other Events.

As previously disclosed in the Federal Home Loan Bank of Atlanta's (the Bank) Form 10-K filed on March 5, 2020, the Federal Housing Finance Agency (FHFA), the primary regulator of the Federal Home Loan Banks (FHLBanks), including the Bank, issued a Supervisory Letter to the FHLBanks providing among other things that, by March 31, 2020, the FHLBanks should cease entering into certain instruments referencing the London Interbank Offered Rate (LIBOR), that mature after December 31, 2021. Additionally, as disclosed in the 10-K, in accordance with the Supervisory Letter, the FHLBanks were required, by December 31, 2019, to stop purchasing investments that reference LIBOR and that mature after December 31, 2021.
On March 16, 2020, in light of market volatility, the FHFA extended to June 30, 2020 the FHLBanks’ ability to enter into instruments referencing LIBOR that mature after December 31, 2021, except for investments and option embedded products.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: March 19, 2020	By: /s/ Kirk R. Malmberg
By: Kirk R. Malmberg Executive Vice President and Chief Operating Officer